UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2008

West Bancorporation, Inc.
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(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
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(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa	50266
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(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	515-222-2300

Not Applicable
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Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., determined on August 15, 2008, that a material charge for impairment was required for two of its loans. A customer informed West Bank that he discovered over the last ten days that one of his companies has apparently been the victim of a substantial fraud and conversion of all of its assets. The alleged fraud was committed by a broker who was hired by the Bank’s customer to buy and sell inventory and collect accounts receivable. Most, if not all, of the company’s converted assets were pledged to West Bank. That broker and his company filed bankruptcy late last week, which stayed pending requests for information.

West Bank has two loans to the company totaling approximately $12.8 million. The loans are not totally impaired. However, the loans were secured on the basis of reported inventory and accounts receivable that are now believed to have no value. The owner of the company has also personally guaranteed the loans. West Bank’s guarantor has indicated his willingness to pledge additional personal assets to secure his guarantee. West Bank is working with its customer to determine the liquidation value of the additional assets. The Bank’s customer has not made a determination of the recovery, if any, from the broker. Both the company and its owner are cooperating with West Bank.

As of today, management does not have sufficient information to make a good faith determination of the estimated amount of the impairment. An additional disclosure will be made when sufficient information becomes available. The loans have been placed on non-accrual status.

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “should” or “anticipates,” or references to estimates or similar expressions. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the Securities and Exchange Commission and/or the Federal Reserve Board; and customers’ acceptance of the Company’s products and services. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

August 19, 2008	By: Douglas R. Gulling
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Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer